UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

LUX DIGITAL PICTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

12021 Wilshire Boulevard, Suite 450, Los Angeles, California 90025
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 16, 2012 (executed by the parties on May 17, 2012), Lux Digital Pictures, Inc., a Wyoming corporation (the “Company”), Lux Digital Pictures GmbH Partners, a California partnership (the “Seller”), and Michael Hill (the “Buyer”) entered into, and effective May 17, 2012 the parties closed, a stock purchase agreement (the “SPA”) pursuant to which Buyer acquired 103,290,000 shares of the Company’s common stock from the Seller (the “Lux Stock”) in consideration for the conveyance of certain assets owned by the Buyer (the “Assets”) to the Company, the issuance by the Company to the Seller of 100 shares of the Company’s Series A Convertible Preferred Stock, and the covenants, terms and conditions contained in that certain binding Letter of Intent by and between the Company and Radio Loyalty, Inc, a copy of which is attached to this Report in Exhibit 10.1, as Exhibit F to the SPA.  As additional consideration for the conveyance of the Lux Stock by the Seller to the Buyer on behalf of the Company in order to enable the Company to acquire the Assets, on the closing of the SPA, the Company agreed to immediately convey all of its assets to the Seller, subject to the assumption by Seller of all liabilities of the Company except those held by Asher Enterprises.  A copy of the SPA is attached to this Report as Exhibit 10.1.

SECTION 2.  FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective May 17, 2012, in accordance with the SPA described in Item 1.01 of this Report, the Company conveyed all assets owned by the Company immediately prior to the closing of the SPA to the Seller, including but not limited to all cash and cash equivalents, all financial instruments, all accounts and accounts receivables, all contracts and licenses, all motion pictures, film and video assets, all production agreements, all intellectual property, film and library rights, all unexploited and unproduced rights, all pre-paid advertising, expenses, consulting agreements and other accounts, all internet domains, all trademarks, all copyrights, all websites, all insurance policies, telephone and fax numbers, logos, art and any and all creative works, all property, equipment, furniture, fixtures, software, depreciation and office materials, all goodwill and the Company name.

Effective May 17, 2012, in accordance with the SPA described in Item 1.01 of this Report, the Company acquired the following assets from the Buyer:  WatchThis.com Domain Name; patent pending for “System and Method for Providing Media Content;” graphic rendition of WatchThis website, database, repositories, and digital assets; work product, goodwill, ideas, business, and plan presentations associated with WatchThis; and computer hardware, software, and other equipment.  WatchThis is a patent-pending advanced digital media player technology, known as DionyVision™, that provides commercial free content with unobtrusive in-show advertising.  This technology incorporates enhanced product placement with user driven requests for additional information on those items they deem pertinent to their lifestyle.

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

In accordance with the SPA described in Item 1.01 of this Report, effective May 17, 2012, the Company issued 100 shares of the Company’s newly authorized Series A Convertible Preferred Stock to the Seller.  The Series A Convertible Preferred Stock is convertible into a number of shares of the Company’s common stock equal to 10% of the total issued and outstanding shares of the Company’s common stock on a fully diluted basis, assuming the conversion of all outstanding convertible securities of the Company, including without limitation the conversion of the outstanding Series A Convertible Preferred Stock.  A copy of the Certificate of Designation of the Series A Convertible Preferred Stock is attached to this Report as Exhibit A to the SPA, attached hereto as Exhibit 10.1.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

        See the description of the SPA in Item 1.01 of this Report.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

General.  To facilitate the closing of the SPA and the acquisition of the Assets, effective May 17, 2012, Ingo Jucht resigned as the Chief Executive Officer, President, and Chief Financial Officer of the Company, T. Joseph Coleman resigned as the Corporate Secretary of the Company, and Michael Hill was appointed as the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, and Secretary of the Company.

Compensation Arrangements.  In consideration for Michael Hills’ service as the Chairman of Board of Directors, Chief Executive Officer and Corporate Secretary of the Company, the Company will pay to Mr. Hill compensation to be determined in the near future by the board of Directors.

Biographical Information.

Michael Hill is the co-founder and Chief Executive Officer of RadioLoyalty, Inc., a digital media and streaming solutions provider with innovative technology focused on the internet, mobile, radio and television broadcasting industries.  Mr. Hill is a seasoned media executive with over 10 years of experience building digital businesses.  Prior to launching RadioLoyalty in 2011, Mr. Hill was the Chief Strategy Officer of Lenco Mobile, Inc., a global mobile technology services and marketing company.  His primary responsibilities were to oversee the development, deployment and launch of international offices in United Kingdom, Mexico, Colombia, Singapore, New Zealand, China, South Korea and Australia.  Simultaneously, Mr. Hill was responsible for the technology design, development, launch and implementation of its MMS Messaging Platform with the world’s largest wireless carriers.  Before joining Lenco Mobile, Mr. Hill founded AdMax Media in 2008, an advertising technology company where he developed an advertising network software, Admaximizer.com.  From 2004 until 2008, Mr. Hill served as the Chairman and Chief Executive Officer of Commerce Planet.  Over a five year period, he built up his internet marketing company to estimated revenues of $42 million and estimated profits of $12 million. In 2008, both businesses were sold to a public company, Lenco Mobile Inc., which purchased all assets and liabilities, establishing the AdMax Media operation. Mr. Hill is an expert on fully integrated internet and mobile products and services and has a proven track record in generating growth and profitability.  A veteran of online advertising, Mr. Hill has founded multiple other private technology and media companies.  Mr. Hill has designed and developed many proprietary technology platforms, most notably UniversalPlayer, RadioLoyalty, Admaximizer, WatchThis, Jupiter MMS and Build.mobi.  Prior to this work Mr. Hill served in the United States Navy, receiving the honor of Enlisted Surface Warfare Specialist.  He resides in Santa Barbara, California with his son.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(c)	Exhibits

	10.1	Stock Purchase Agreement, dated as of May 16, 2012, by and among Lux Digital Pictures, Inc., Lux Digital Pictures GmbH Partners, and Michael Hill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUX DIGITAL PICTURES, INC.
(Registrant)

Date: May 17, 2012	By:	/s/ Michael Hill, Chief Executive Officer
Michael Hill, Chief Executive Officer